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                                                                    Exhibit 23.2





                    CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                                  AKTIENGESELLSCHAFT



    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1996, on our audit of the combined financial statements and schedule of the Henkel-Ecolab Joint-Venture as of November 30, 1995, 1994 and 1993 and for the periods beginning December 1, 1994, 1993 and 1992 and ended November 30, 1995, 1994 and 1993, which report is included in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the heading INCORPORATION OF DOCUMENTS BY REFERENCE.


    Dusseldorf, Germany

    December 23, 1996




    KPMG Deutsche Treuhand-Gesellschaft
    Aktiengesellschaft
    Wirtschaftsprufungsgesellschaft


    /s/ Stefan Haas          /s/ Bernhard Momken

    Stefan  Haas             Bernhard Momken
    Wirtschaftsprufer        Wirtschaftsprufer